                  THE UNION CORPORATION AND SUBSIDIARIES                 Item 6

                      Computation of Primary and Fully               Exhibit 11
                    Diluted Earnings Per Share (Unaudited)

               (Dollars in thousands, except per share amounts)


                                                                     Three Months Ended September 30,
                                                      ---------------------------------------------------------------

                                                                  1997                             1996
                                                      -----------------------------     ------------------------------

                                                      Number     Income                 Number     Income
                                                      of         Net of   Per Share     of         Net of   Per Share
                                                      Shares     Taxes    Amount        Shares     Taxes    Amount
                                                      ---------  -------  ---------     ---------  -------  ----------

Primary Earnings:
------------------------------
Average common shares (based
 on weighted average number
 of shares outstanding)                               5,771,839                         5,683,499

Common stock equivalents
 (stock options)                                        191,805                           225,702
                                                      ---------                         ---------

Net income                                            5,963,644   $1,943       $.33     5,909,201   $1,557        $.26
                                                      =========  =======      =====     =========  =======       =====

Fully Diluted Earnings:
------------------------------
Average common shares (based
  on weighted average number
  of shares outstanding)                              5,771,839                         5,683,499

Common stock equivalents
  (stock options)                                       191,891                           229,980
                                                      ---------                         ---------

Net income                                            5,963,730   $1,943       $.33     5,913,479   $1,557        $.26
                                                      =========   ======      =====     =========  =======       =====